Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the use of our report dated February 22, 2023, with respect to the consolidated financial statements of RingCentral, Inc. and the effectiveness of internal control over financial reporting incorporated herein by reference.

/s/ KPMG LLP
San Francisco, California
February 22, 2023